UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 7, 2013

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2013, Ruby Tuesday, Inc., a Georgia corporation (the “Company”), announced that Todd Burrowes, 50, has been named President – Ruby Tuesday Concept and Chief Operations Officer of the Company.  Mr. Burrowes’s appointment was effective June 10, 2013.

Mr. Burrowes, who has over 25 years of industry experience, served the last 5 years as Executive Vice President of Operations for LongHorn Steakhouse, a portfolio brand of Darden Restaurants, Inc.  Prior to his most recent position, Mr. Burrowes served in the roles of Regional Vice President of Operations, Director of Management Training and Development, and Director of Operations for LongHorn Steakhouse.  Prior to his tenure with LongHorn Steakhouse, Mr. Burrowes served as the Regional Director of Operations for Corner Bakery Café and Vice President of Operations for Saltgrass Steak House.

As President – Ruby Tuesday Concept and Chief Operations Officer, Mr. Burrowes will receive an annual base salary of $425,000 and he will be eligible for an annual bonus under the Company’s Executive Incentive Compensation Plan with a target amount of 80% of base salary and a maximum payout of 160% of base salary.  For the fiscal year 2014 ending June 3, 2014, the Company will guarantee an annual bonus to Mr. Burrowes at target payout or actual performance, whichever is greater.

In connection with Mr. Burrowes’s appointment, he will receive an initial equity award valued at $1.125 million and thereafter will be eligible for an annual long term incentive award valued at $750,000, subject to Board of Director approval.

In addition, Mr. Burrowes will receive (i) a one-time make-whole equity award (the “Make-Whole Award”) valued at $1.2 million, which award is comprised of restricted stock, which vests in equal installments at each grant date anniversary for the next three years and (ii) a one-time high-performance and inducement award (the “Inducement and High-Performance Award”) comprised of 125,000 performance-based stock options.  The performance-based stock options will cliff vest if and when the Company’s stock price appreciates to $14 per share for a period of 20 consecutive days between Mr. Burrowes’s start date and December 3, 2015.   Additionally, if and to the extent Mr. Burrowes forfeits any earned bonus in respect of the previous employer’s most recently completed fiscal year, the Company will replace it.

A copy of the press release of the Company announcing the appointment of Mr. Burrowes as President – Ruby Tuesday Concept and Chief Operations Officer is attached as Exhibit 99.1 to this report.

In addition, the Company reports the departure of its President – Ruby Tuesday Concept and Chief Operations Officer, Kimberly Grant, effective June 7, 2013.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Michael O. Moore
Michael O. Moore
Executive Vice President and
Chief Financial Officer
Date: June 11, 2013